Exhibit 99.1

TON Strategy Company Reports Treasury Asset Value Per Share and Appoints Cantor Fitzgerald as Buyback Agent

●	Company reports treasury asset value per share of $11.90[1] as of September 7, 2025
●	Board-authorized $250 million stock repurchase program now underway with Cantor Fitzgerald appointed as buyback agent
●	News follows the September 5, 2025, publication of the Chairman’s Message, which outlines Company’s growth strategy and opportunity

LAS VEGAS – September 8, 2025 – TON Strategy Company (Nasdaq: TONX) (the “Company”), a digital asset treasury company committed to holding Toncoin ($TON), today announced that its treasury asset value per share was $11.90 as of September 7, 2025. The Company also confirmed that it has engaged Cantor Fitzgerald & Co., a leading global financial services firm, as its non-exclusive buyback agent for the Company’s previously announced $250 million stock repurchase program .

“Publishing our treasury asset value per share  highlights our focus on transparency as a listed digital asset treasury company, while underscoring the progress we’ve made in building TON Strategy Company into the leading public-market vehicle for $TON,” said Manuel Stotz, Executive Chairman of TON Strategy Company. “The appointment of Cantor Fitzgerald to facilitate our buyback program follows the Board’s unanimous approval of an up to $250 million repurchase authorization, giving us the flexibility to act decisively.”

$TON is the native token of The Open Network (TON), a Layer-1 blockchain that is exclusively integrated into Telegram. Through this integration, TON provides the rails for payments, digital property, and decentralized applications across a platform with more than 1 billion monthly active Telegram users worldwide. TON’s combination of distribution at scale and real-world utility positions it as one of the most significant Layer-1 networks in development today.

TON Strategy Company’s mission is to support the growth and security of tokenized networks by serving as a long-term holder of $TON.  After the completion of a $558 million private placement and the Company’s (then Verb Technology Company) pivot to a TON treasury strategy in August, the Company became the first publicly traded treasury vehicle dedicated to $TON. On September 5, 2025, the Company published Mr. Stotz’s first Chairman’s Message, in which he provided an update on the Company’s strategy and the broader $TON ecosystem. The Chairman’s Message video and related presentation slides are available on the Company’s website at https://www.tonstrat.com/chairmans-message, and the video is available on YouTube at https://www.youtube.com/@TONStrategyCo-TONX.

1 Treasury asset value per share is calculated as the sum of the aggregate market price of the Company’s $TON holdings plus the Company’s cash on hand divided by the number of shares of Company common stock and prefunded warrants outstanding, and was calculated as of 6 p.m. ET on September 7, 2025, using the CoinMarketCap price for $TON of $3.09. The Company had 61,062,637 shares of common stock and 1,677,996 pre-funded warrants outstanding as of September 7, 2025.

TON Strategy Company’s Board of Directors last week authorized a $250 million stock repurchase program, reinforcing the Company’s disciplined approach to capital allocation. The Company executes its mission through permanent balance-sheet capital, sustained accumulation of $TON, and participation in network economics via staking. By doing so, TON Strategy Company seeks not only to compound value per share for investors, but also to strengthen $TON’s underlying infrastructure.

“As we look ahead, our goal is to continue expanding our $TON holdings, generate meaningful staking revenues, and reinforce the network’s foundation inside Telegram’s billion-user ecosystem,” Mr. Stotz added. “We believe we are only at the beginning of a long runway of growth.”

About TON Strategy Company

TON Strategy Company (Nasdaq: TONX) is focused on the accumulation of Toncoin ($TON) for long-term investment, whether acquired through deployment of proceeds from capital raising transactions, staking rewards or via open market purchases. The Company aims to steadily expand its $TON treasury, stake $TON, and to support the development of a tokenized economy inside Telegram’s billion-user platform.

In addition, the Company continues to operate legacy business units, including MARKET.live, a multi-vendor livestream shopping platform, and LyveCom, an AI-powered social commerce innovator that enables brands and merchants to deliver omnichannel livestream shopping experiences across websites, apps, and social platforms.

Treasury Assets Per Share

Management believes that treasury assets per share provides management and investors useful information and insight into the operating performance of the business. The presentation of this measure should be considered in addition to the Company’s financial results and is not intended to be a substitute for the financial information prepared and presented in accordance with GAAP and contained in the Company’s SEC filings. Treasury assets per share should be used only by sophisticated investors who understand its limited purpose and limitations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s TON treasury strategy, the Company’s mission, the Company’s capital allocation policy, the $250 million stock repurchase program, the Company’s staking plans, the Company’s goals for holding $TON, and the Company’s long-term business plans. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. Important factors that may affect actual results or outcomes include, but are not limited to: risks related to Toncoin and the digital asset industry; the ability of the Company to successfully execute its share repurchase program, its broader capital allocation strategy, and other business initiatives; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and in the Company’s subsequent filings with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts

Media Contact:

ton@sbscomms.com